Exhibit 5.1

March 27, 2009

WPP plc

6 Ely Place

Dublin 2, Ireland

011-353-1-669-0333

Ladies and Gentlemen:

We have acted as special U.S. counsel to WPP plc, a public limited company incorporated under the Companies (Jersey) Law 1991 (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed guarantee by the Company (such guarantee, the “Guarantee”) of $650,000,000 aggregate principal amount of 5 7/8% Notes due 2014 (the “Notes”) of WPP Finance (UK), a private unlimited liability company organized and existing under the laws of England and Wales (the “Issuer”). The Issuer is an indirect wholly owned subsidiary of the Company. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

The Notes were issued pursuant to an indenture, dated as of June 23, 2004, by and among the Issuer, the subsidiary guarantors named therein and Citibank, N.A., as trustee, which was amended by the First Supplemental Indenture dated as of June 23, 2004, the Second Supplemental Indenture dated as of June 27, 2006, the Third Supplemental Indenture dated as of December 19, 2006 and the Fourth Supplemental Indenture dated as of October 7, 2008 (the indenture as so amended, the “Indenture”). The Guarantee will be issued pursuant to a fifth supplemental indenture, by and among the Issuer, the Company, the subsidiary guarantors named therein and Wilmington Trust Company, as successor trustee (the “Fifth Supplemental Indenture”). The form of the Fifth Supplemental Indenture is attached as Exhibit 4.6 to the Registration Statement. The Indenture and the Fifth Supplemental Indenture are collectively referred to herein as the “Documents”.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and the Issuer, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and the Issuer as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons executing the Documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, the Issuer and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

To the extent it may be relevant to the opinion expressed below, we have assumed that (i) the Indenture (including, for the avoidance of doubt, the first, second, third and fourth supplemental indentures thereto) has been duly authorized, executed and delivered by all of the parties thereto and constitutes a valid and binding obligations of such parties, (ii) the parties to the Fifth Supplemental Indenture have the power and authority to enter into and perform the Fifth Supplemental Indenture and to consummate the transactions contemplated thereby, (iii) the Fifth Supplemental Indenture, upon the execution and delivery thereof, will constitute a valid and binding obligations of the parties thereto (other than the Company) enforceable against all such parties in accordance with their terms and (iv) all parties to the Documents have complied and will comply with all of their obligations under the Documents and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when the Fifth Supplemental Indenture has been executed and delivered by the parties thereto, including the Company, in accordance with the terms thereof as contemplated by the Registration Statement, the Guarantee thereunder will constitute a valid and binding obligation of the Company.

We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:

(i) relating to indemnification, contribution or exculpation (I) in connection with violations of any applicable laws, statutory duties or public policy, or (II) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (III) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

(ii) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(iii) related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

(iv) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(v) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi) which may be construed to be in the nature of a penalty.

We express no opinion as to the enforceability of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Documents relating to waiver of stay, extension or usury laws.

The opinion set forth above is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

The opinion expressed herein is limited to the laws of the State of New York. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the prospectus. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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